UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	September 19, 2006

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-51028	39-1576570
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)

(608) 238-8008
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On September 19, 2006, Corey A. Chambas, President and Chief Operating Officer of First Business Financial Services, Inc. (the "Company"), stepped down from his position as Chief Operating Officer in preparation for assuming the role of Chief Executive Officer of the Company on or before January 2, 2007. Mr. Chambas also stepped down from his role as Chief Executive Officer and Director of First Business Bank, a principal subsidiary of the Company. Mr. Chambas continues to serve as President and a director of the Company, and as a Director of First Business-Bank Milwaukee First Business Lending and First Business Capital Corp.

        Also on September 19, 2006, the Boards of Directors of the Company and First Business Bank appointed Michael J. Losenegger, age 48, to succeed Mr. Chambas as Chief Operating Officer of the Company and as Chief Executive Officer of First Business Bank. Prior to September 19, 2006, Mr. Losenegger served as President and a Director of First Business Bank since February, 2005 and as Chief Operating Officer of First Business Bank since September, 2004. He served as Senior Vice President-Business Development from February, 2003 to September, 2004. Prior to that, from March, 1989 to January, 2003, Mr. Losenegger served as Assistant Vice President and Vice President and Senior Vice President of Lending at M&I Bank in Madison, Wisconsin. He currently serves as a Director of First Business Bank, First Business Leasing and First Business Capital Corp.

        These changes in the Company management are made in connection with the Company's succession plan previously announced on June 30, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.
Date: September 22, 2006	By: /s/ James F. Ropella
James F. Ropella
Senior Vice President and Chief Financial
Officer

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